Exhibit 99.1
For Immediate Release
TERREMARK WORLDWIDE REPORTS
SECOND QUARTER FY 2006 RESULTS
•	Net colocation space utilization increased by 11% to 10.1%; Company approaches EBITDA breakeven point

•	New bookings during the quarter represented $12.8 million of new annual contract value

•	49 new customers including Broadstar, Forsythe Technology, and Intermedia were added

•	Existing customer expansions also represent services delivered out of Herndon, Virginia facility

•	NAP of Americas’ disaster plans performed flawlessly during Hurricane Wilma; customer services uninterrupted
Miami, FL., November 9, 2005 – Terremark Worldwide, Inc. (AMEX:TWW) a leading operator of integrated Tier-1 Internet exchanges and a global provider of managed IT infrastructure solutions for government and private sectors, today reported its results for the quarter ended September 30, 2005.
Total revenues for the quarter ended September 30, 2005 were $14.0 million, representing an increase of 31% over the previous quarter. The increase reflects the positive impact of our bookings over the past two quarters and the inclusion of managed services revenue from our Dedigate acquisition. The percentage of data center revenue derived from Federal government customers during the quarter ended September 30, 2005 was 23%.
Data center expenses were $8.7 million for the quarter ended September 30, 2005, representing an increase of $1.7 million over the previous quarter. Gross profit margins, excluding depreciation and amortization, improved to 38%

during the September 30, 2005 quarter compared to 34% during the prior quarter.
EBITDA loss, as adjusted, for the quarter ended September 30, 2005 was $280,000, a significant improvement over an EBITDA loss of $2.3 million the previous quarter. EBITDA, as adjusted, is defined as loss from operations less depreciation, amortization and stock based compensation. EBITDA, as adjusted, should be considered in addition to, but not in lieu of, loss from operations reported under GAAP.
As of September 30, 2005, Terremark’s cash and cash equivalents were $29.2 million, a decrease of only $2.8 million compared to the previous quarter.
Total colocation space utilization increased to 10.1% as of September 30, 2005 from 9.1% as of June 30, 2005. Utilization of built-out colocation space increased to 42.7% as of September 30, 2005 from 39.2% as of June 30, 2005. This utilization rate puts Terremark near its EBITDA break-even point. Cross connects billed to customers increased to 3,182 as of September 30, 2005 from 2,836 the previous quarter and 2,039 a year earlier, representing an increase of 12% and 56%, respectively.
During the quarter ended September 30, 2005, Terremark added 49 new customers, for a total of 396 customers at the end of the period. Terremark booked $12.8 million of new annual contract value during the quarter ended September 30, 2005, an increase of 38% over the previous quarter’s bookings. Furthermore, over 74% of the bookings during the September 2005 quarter were generated from existing customers.

For the quarter ended September 30, 2005, annualized data center services revenue per utilized square foot were $1,534, compared to $1,277 at the end of the previous quarter and $1,280 a year earlier. For the quarter ended September 30, 2005, our data center services revenue churn was less than 1%. The Company defines churn as annualized data center services revenue lost as a percentage of annualized data center services revenue for the most recent quarter.
“We are pleased with the results of the quarter and the growth in our customer base, now totaling 396 customers,” said Manuel D. Medina, Chairman and CEO of Terremark Worldwide, Inc. “We remain optimistic about the fundamentals of our business model and the market drivers we are seeing. With the momentum and visibility in our current business and our confidence in closing various deals with the Federal government, we are very excited about the balance of 2006.”
Business Outlook
Medina continued. “While we remain confident in our ability to close the large Federal deals we are pursuing, the exact timing is difficult to predict. Therefore, in providing guidance for the remainder of the year and next quarter, we have decided to exclude any financial impact of these large deals that we expect to close during the remainder of our fiscal year.”
The Company has updated its previously issued guidance for the fiscal year ending March 31, 2006. The Company expects revenues to be in the range of $65 million to $75 million, EBITDA to range from $2 million to $8 million and capital expenditures to range from $7 million to $8 million for its 2006 fiscal year. The Company is also providing guidance for our quarter ending December 31, 2005 and expects quarterly revenue to range from $17 million to $18 million and EBITDA to range from $0.5 million to $1.25 million. The change in guidance is primarily due to delays in closing of certain large contracts in the Company’s sales pipeline.
8-K Filing Regarding Correction of EPS Calculation
The Company filed an 8-K this afternoon announcing the restatement of its diluted earnings per share disclosure for its fiscal year 2005. It is important to note that this disclosure modification has no impact on reported revenues, net loss, cash flows assets or liabilities. When the Company previously calculated its earnings per share it did not eliminate the impact on net income/net loss of the change in fair value of the derivative embedded in the Company’s 9% senior convertible notes. The restated diluted earnings per share properly eliminate this impact from our net income/loss to calculate diluted earnings per share. This change to the earnings per share disclosure was deemed to be material and thus warranted a restatement of the Company’s previously issued financial statements based on specific accounting literature that provides guidance on determining materiality. As a result, the Company also disclosed an additional material weakness in its internal control over financial reporting, specifically with regard to the earnings per share calculation. The Company is evaluating steps to be taken to remediate this weakness.
The Company will hold a conference today, November 9, 2005 at 5:30 p.m. ET, to discuss all of the above. Additional information regarding the Company’s financial performance as of and for the quarter ended September 30, 2005 and a comparison to the quarter ended September 30, 2004 can be found on the attached balance sheet and statement of operations and in the Company’s Quarterly Report on Form 10-Q.

About Terremark Worldwide, Inc.
Terremark Worldwide, Inc. (AMEX:TWW) is a leading operator of integrated Tier-1 Internet exchanges and a global provider of managed IT infrastructure solutions for government and private sectors. Terremark delivers its portfolio of services from seven locations in the U.S., Europe and Latin America and from four service aggregation and distribution locations, which aggregate network traffic and distribute network-based services in Europe and Asia to meet specific customer needs. Terremark’s flagship facility, the NAP of the Americas, is the model for the carrier-neutral Internet exchanges the company has in Santa Clara, California (NAP of the Americas/West), in Sao Paulo, Brazil (NAP do Brasil) and in Madrid, Spain (NAP de las Americas — Madrid). The carrier-neutral NAP of the Americas is a state-of-the-art facility that provides exchange point, colocation and managed services. Terremark is headquartered at 2601 S. Bayshore Drive, 9th Floor, Miami, Florida USA, (305) 856-3200. More information about Terremark Worldwide can be found at www.terremark.com.
Statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terremark’s actual results may differ materially from those set forth in the forward-looking statements due to a number of risks, uncertainties and other factors, as discussed in Terremark’s filings with the SEC. These factors include, without limitation, Terremark’s ability to obtain funding for its business plans, uncertainty in the demand for Terremark’s services or products and Terremark’s ability to manage its growth. Terremark does not assume any obligation to update these forward-looking statements.
Contacts:

Terremark Worldwide, Inc., Miami	Investor Relations
Sandra Gonzalez-Levy, 305-860-7829	Market Street Partners
sgonzalez-levy@terremark.com	JoAnn Horne
415 445 3233
joann@marketstreetpartners.com
Non-GAAP Financial Measures
Terremark continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Terremark uses non-GAAP financial measures, such as EBITDA, as adjusted. In presenting these non-GAAP financial measures, Terremark excludes certain non-cash items that it believes are not good indicators of the Company’s current or future operating performance. These non-cash items are depreciation, amortization and stock-based compensation.

Terremark intends to calculate the various non-GAAP financial measures in future periods on a basis consistent with its calculation of those measures for the three and six months ended September 30, 2005 and 2004 and the three months ended June 30, 2005, presented within this press release.

Terremark Worldwide, Inc.
Consolidated Statement of Operations

	For the Three Months Ended
	September 30,	June 30,	September 30,
	2005	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Data Center	$13,961,080	$10,671,120	$7,914,744
Construction contracts and fees	—	—	303,368

Operating revenues	13,961,080	10,671,120	8,218,112

Expenses
Data center operations, excluding depreciation	8,718,207	7,011,649	6,463,989
Construction contract expenses, excluding depreciation	—	—	243,467
General and administrative	3,503,439	4,180,644	3,417,332
Sales and marketing	2,021,059	1,759,074	1,062,773
Depreciation and amortization	2,047,154	1,864,461	1,296,305

Operating expenses	16,289,859	14,815,828	12,483,866

Loss from operations	(2,328,779)	(4,144,708)	(4,265,754)

Other income (expenses)

Change in fair value of derivatives embedded within convertible debt	10,441,700	(464,025)	10,375,875
Gain on debt restructuring and extinguishment, net	—	—	—
Interest expense	(6,305,142)	(5,996,853)	(3,449,314)
Interest income	439,261	460,173	129,924
Gain on sale of asset	499,388	—	—
Other, net	(80,276)	14,141	23,406

Total other income (expenses)	4,994,931	(5,986,564)	7,079,891

Loss before income taxes	2,666,152	(10,131,272)	2,814,137
Income taxes	—	—	—

Net loss	2,666,152	(10,131,272)	2,814,137
Preferred dividend	(184,700)	(187,789)	(244,511)
Earnings allocation to participating security holders	(396,616)	—	(488,423)

Net (loss) income attributable to common shareholders	$2,084,836	$(10,319,061)	$2,081,203

Reconciliation of Loss from Operations to EBITDA, as adjusted
Loss from operations	(2,328,779)	(4,144,708)	(4,265,754)
Depreciation and amortization	2,047,154	1,864,461	1,296,305

EBITDA, as adjusted	$(281,625)	$(2,280,247)	$(2,969,449)

Calculation of Gross Profit Margin
Operating revenues	13,961,080	10,671,120	8,218,112
Less:
Data center operations — services, excluding depreciation	8,718,207	7,011,649	6,463,989
Construction contract expenses	—	—	243,467

Gross Profit	$5,242,873	$3,659,471	$1,510,656

Gross Profit Margin as a % of operating revenues	38%	34%	18%

Terremark Worldwide, Inc.
Consolidated Statement of Operations

	For the Six Months Ended
	September 30,
	2005	2004
	(Unaudited)	(Unaudited)
Revenues
Data center	$24,632,200	$15,025,915
Construction contracts and fees	—	1,087,708

Operating revenues	24,632,200	16,113,623

Expenses
Data center operations, excluding depreciation	15,729,856	12,200,670
Construction contract expenses, excluding depreciation	—	948,813
General and administrative	7,684,085	6,979,446
Sales and marketing	3,780,133	2,033,119
Depreciation and amortization	3,911,615	2,573,054

Operating expenses	31,105,689	24,735,102

Loss from operations	(6,473,489)	(8,621,479)

Other income (expenses)

Change in fair value of derivatives embedded within convertible debt	9,977,675	13,679,250
Gain on debt restructuring and extinguishment, net	—	3,420,956
Interest expense	(12,301,995)	(6,433,148)
Interest income	899,434	196,243
Gain on sale of asset	499,388	—
Other, net	(66,136)	(4,260)

Total other income (expenses)	(991,634)	10,859,041

Loss before income taxes	(7,465,123)	2,237,562
Income taxes	—	—

Net loss	(7,465,123)	2,237,562
Preferred dividend	(372,489)	(486,821)
Earnings allocation to participating security holders	—	(240,611)

Net (loss) income attributable to common shareholders	$(7,837,612)	$1,510,130

Reconciliation of Loss from Operations to EBITDA, as adjusted

Loss from operations	(6,473,489)	(8,621,479)
Depreciation and amortization	3,911,615	2,573,054

EBITDA, as adjusted	$(2,561,874)	$(6,048,425)

Calculation of Gross Profit Margin
Operating revenues	24,632,200	16,113,623
Less:
Data center operations — services, excluding depreciation	15,729,856	12,200,670
Construction contract expenses	—	948,813

Gross Profit	$8,902,344	$2,964,140

Gross Profit Margin as a % of operating revenues	36%	18%

Terremark Worldwide, Inc.
Consolidated Balance Sheets

	September 30,	June 30,	March 31,
	2005	2005	2005
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,201,130	$32,072,143	$44,001,144
Restricted cash	2,834,743	2,508,465	2,185,321
Accounts receivable, net of allowance for doubtful accounts of $200,000 each year	8,295,936	5,942,434	4,388,889
Current portion of capital lease receivable	2,495,269	2,280,000	2,280,000
Prepaid expenses and other current assets	2,602,352	1,312,610	942,575

Total current assets	45,429,430	44,115,652	53,797,929
Restricted cash	5,647,501	5,647,501	5,641,531
Property and equipment, net of accumulated depreciation	123,538,626	123,143,500	123,406,321
Debt issuance costs, net of accumulated amortization	7,878,186	8,336,768	8,797,296
Other assets	2,386,957	1,680,489	1,182,716
Capital lease receivable, net of current portion	5,233,464	5,510,001	6,080,001
Intangibles, net of accumulated amortization of $130,000	4,070,000	—	—
Goodwill	16,483,530	9,999,870	9,999,870

Total assets	$210,667,694	$198,433,781	$208,905,664

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of mortgage payable	$718,341	$705,338	$692,570
Current portion of notes payable	4,201,549	4,233,236	4,489,945
Construction payables	—	33,747	427,752
Accounts payable and accrued expenses	11,617,988	8,568,927	8,914,578
Current portion of capital lease obligations	1,202,843	1,026,321	1,037,459
Interest payable	3,787,525	765,204	2,680,882
Current portion of unearned interest	660,820	677,559	724,686
Series H redeemable convertible preferred stock: $.001 par value, 294 shares issued and outstanding, at liquidation value	631,699	624,202	—

Total current liabilities	22,820,765	16,634,534	18,967,872

Mortgage payable, less current portion	45,924,733	45,980,001	46,034,024
Convertible debt	56,398,741	55,118,677	53,972,558
Derivatives embedded within convertible debt, at estimated fair value	10,138,943	20,580,643	20,116,618
Notes payable, less current portion	24,469,885	24,195,754	23,664,142
Deferred rent	2,239,678	2,129,977	2,001,789
Unearned interest under capital lease receivables	628,933	747,501	898,778
Capital lease obligations, less current portion	593,980	362,544	434,441
Deferred revenue	4,248,119	2,561,713	1,994,598
Series H redeemable convertible preferred stock: $.001 par value, 294 shares issued and outstanding, at liquidation value	—	—	616,705

Total liabilities	167,463,777	168,311,344	168,701,525

Minority interest	—	—	28,090

Commitments and contingencies	—	—	—

Stockholder’s equity:
Series I convertible preferred stock: $.001 par value, 369 and 383 shares issued and outstanding (liquidation value of approximately $10.2 million and $10.3 million)	1	1	1
Common stock: $.001 par value, 100,000,000 shares authorized; 44,384,029 and 42,745,336 shares issued	44,384	42,745	42,587
Common stock warrants	13,603,860	13,624,760	13,599,704
Common stock options	1,538,260	1,538,260	1,538,260
Additional paid-in capital	289,870,765	279,051,205	279,063,085
Accumulated deficit	(254,139,192)	(256,805,341)	(246,674,069)
Accumulated other comprehensive loss	(148,994)	(108,556)	(172,882)
Treasury stock: 865,202 shares	(7,220,637)	(7,220,637)	(7,220,637)
Note receivable — related party	(344,530)	—	—

Total stockholders’ equity	43,203,917	30,122,437	40,176,049

Total liabilities and stockholders’ equity	$210,667,694	$198,433,781	$208,905,664